As filed with the Securities and Exchange Commission on May 29, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PennyMac Financial Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	80-0882793

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6101 Condor Drive

Moorpark, CA 93021

Phone: (818) 224-7442

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2013 Equity Incentive Plan

(Full Title of the Plans)

Jeffrey P. Grogin

Chief Administrative and Legal Officer and Secretary

PennyMac Financial Services, Inc.

6101 Condor Drive

Moorpark, CA 93021

Phone: (818) 224-7442

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy R. Rupp

Bingham McCutchen LLP

600 Anton Boulevard, Suite 1800

Costa Mesa, CA 92626-7653

(714) 830-0600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share, under the 2013 Equity Incentive Plan	23,047,133(2)	$21.80(3)	$502,312,264	$68,515.39

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s Class A common stock.

(2)

23,047,133 shares of the Registrant’s Class A common stock are approved for issuance or use pursuant to the 2013 Plan, including (a) 19,140,700 shares of Registrant’s Class A common stock issuable under the 2013 Plan in exchange for Class A Units of Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company and subsidiary of the Registrant (“PNMAC”), pursuant to an exchange agreement whereby Class A Units of PNMAC are exchangeable for shares of Registrant’s Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments, and (b) a general pool of 3,906,433 shares of Registrant’s Class A common stock for all other awards. Represents the aggregate amount of such shares reserved for issuance under the 2013 Plan.

(3)

Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on May 24, 2013.

PART I

Information Required in the Section 10(a) Prospectus

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)                               the Registrant’s prospectus filed on May 9, 2013 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended by Amendment No. 4 filed with the Commission on April 29, 2013 and as otherwise amended (File No. 333-186495), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)                              the Registrant’s Current Reports on Form 8-K filed with the Commission on May 14, 2013 and May 16, 2013; and

(c)                               the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35916) filed with the Commission on May 8, 2013 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Delaware law, the Registrant’s certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be not available for liability:

•                 for any breach of a duty of loyalty to the Registrant or its stockholders;

•                 for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                 for any transaction from which the director derived an improper benefit; or

•                 for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

The Registrant’s amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by the Registrant’s stockholders of the amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law.

The Registrant’s bylaws further provide that the Registrant must indemnify its directors and officers to the fullest extent permitted by Delaware law. The amended and restated bylaws also authorize the Registrant to indemnify any of its employees or agents and permit the Registrant to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

In addition, the Registrant’s amended and restated bylaws provide that the Registrant is required to advance expenses to its directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify and advance expenses to each director and officer to the fullest extent permitted by Delaware law, the amended and restated certificate of incorporation and amended and restated bylaws, for expenses such as, among other things, attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person’s services as the Registrant’s director or executive officer or as the director or executive officer of any subsidiary of the Registrant or any other company or enterprise to which the person provides services at our request. The Registrant also maintains directors’ and officers’ liability insurance.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit Description

4.1

Amended and Restated Certificate of Incorporation of PennyMac Financial Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2013).

4.2	Amended and Restated Bylaws of PennyMac Financial Services, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2013).

4.3	PennyMac Financial Services, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2013).

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

23.1	Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5).

24.1	Power of Attorney (included in signature page hereto).

Item 9. Undertakings.

A.                                 The undersigned Registrant hereby undertakes:

1.                                    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                  To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                              To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)                          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.                                    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moorpark, State of California, on May 29, 2013.

PENNYMAC FINANCIAL SERVICES, INC.

By:	/s/ Jeffrey P. Grogin
Name:	Jeffrey P. Grogin
Title:	Chief Administrative and Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stanford L. Kurland and Jeffrey P. Grogin, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stanford L. Kurland
Stanford L. Kurland	Chief Executive Officer and Director	May 29, 2013
(principal executive officer)

/s/ Anne McCallion
Anne McCallion	Chief Financial Officer	May 29, 2013
(principal financial officer and principal accounting officer)

/s/ David A. Spector
David A. Spector	Director	May 29, 2013

/s/ Matthew Botein
Matthew Botein	Director	May 29, 2013

Name	Title	Date

/s/ James K. Hunt
James K. Hunt	Director	May 29, 2013

/s/ Joseph Mazzella
Joseph Mazzella	Director	May 29, 2013

/s/ Farhad Nanji
Farhad Nanji	Director	May 29, 2013

/s/ John Taylor
John Taylor	Director	May 29, 2013

/s/ Mark Wiedman
Mark Wiedman	Director	May 29, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1

Amended and Restated Certificate of Incorporation of PennyMac Financial Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2013).

4.2	Amended and Restated Bylaws of PennyMac Financial Services, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2013).

4.3	PennyMac Financial Services, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2013).

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

23.1	Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5).

24.1	Power of Attorney (included in signature page hereto).